Exhibit 99.1

CoBiz Financial Announces Pricing of $12.6 million Common Stock Offering

Denver — CoBiz Financial Inc. (NASDAQ: COBZ) (the “Company” or “CoBiz”), a financial services company with $2.4 billion in assets, announced today that it has priced an underwritten offering of 2,100,000 shares of its Common Stock at a price to the public of $6.00 per share.  The net proceeds to the Company after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $11.8 million.  The offering is expected to close on or about March 23, 2012.

The proceeds of the offering will qualify as tangible common equity and Tier 1 regulatory capital, and will be used by the Company for general corporate purposes including supporting the capital needs of the Company.

Stifel, Nicolaus & Company, Incorporated is the sole book-running manager in the offering.

The Common Stock offered will be issued pursuant to a prospectus supplement filed on March 20, 2012 as part of the Registration Statement on Form S-3 (Registration No. 333-165628).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state in which such offer, solicitation or sale would be unlawful.  The registration statement has been filed with the Securities and Exchange Commission and is effective.  A prospectus supplement and accompanying prospectus may be obtained from Stifel Nicolaus & Company, Incorporated, Attention: Prospectus Department, One South Street, 15th Floor, Baltimore, Maryland 21202 or by calling (443) 223-1988.

About CoBiz Financial

CoBiz Financial (NASDAQ:COBZ) is a $2.4 billion financial services company that serves the complete financial needs of businesses, business owners and professionals in Colorado and Arizona. The company provides commercial banking services through Colorado Business Bank and Arizona Business Bank; wealth planning and investment management through CoBiz Wealth Management, and trust services through CoBiz Trust; property and casualty insurance brokerage and employee benefits through CoBiz Insurance; investment banking services through Green Manning & Bunch; and executive benefits consulting and wealth transfer services through Financial Designs Ltd.

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

Sue Hermann 303.312.3488

Forward-looking information

This presentation contains forward-looking statements that describe CoBiz Financial’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “would,” “should,” “could” or “may.” Forward-looking statements speak only at the date they are made.  Such risks and uncertainties include, among other things:

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

•                  The risks identified under “Risk Factors” in Item 1A of our annual report on Form 10-K for the year ended December 31, 2011.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this presentation. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.